UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 8, 2014

DAWSON GEOPHYSICAL COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation	(Commission file	(I.R.S. employer identification
or organization)	number)	number)

508 W. WALL, SUITE 800
MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Merger Agreement

On October 8, 2014, Dawson Geophysical Company, a Texas corporation (the “Company”), TGC Industries, Inc., a Texas corporation (“TGC”), and Riptide Acquisition Corp., a Texas corporation and a wholly owned subsidiary of TGC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing after the merger as the surviving entity and a wholly owned subsidiary of TGC (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) TGC will amend its certificate of formation to change its name to “Dawson Geophysical Company” (the “Name Change”).  Immediately prior to the Effective Time, TGC will effect a reverse stock split with respect to its common stock, par value $0.01 per share (“TGC Common Stock”), on a one-for-three ratio (the “Reverse Stock Split”) to reduce the total number of shares of TGC Common Stock outstanding from approximately 22,001,125 to approximately 7,333,708.  After giving effect to the Reverse Stock Split, in connection with the Merger each issued and outstanding share of common stock, par value $0.33-1/3 per share of the Company (the “Company Common Stock”) (other than shares of Company Common Stock owned by TGC, Merger Sub or the Company or any wholly owned subsidiary of the Company) will be automatically converted into the right to receive 1.760 shares of TGC split-effected Common Stock (the “Exchange Ratio”).

Except as otherwise set forth in the Merger Agreement, Company stock options will, to the extent such options are not exercised prior to the Effective Time, be converted into and become, respectively, stock option awards based on or comprised of TGC Common Stock, in each case on terms substantially identical to those in effect immediately prior to the Effective Time, and as adjusted by the Exchange Ratio. Except for certain restricted stock and restricted stock unit awards subject to applicable employment agreements or any newly issued awards that do not provide for such restricted stock or restricted stock unit awards to vest upon the Effective Time, to the extent Company restricted stock or restricted stock unit awards are outstanding immediately prior to the Effective Time, such awards will be treated as being vested, the shares of Company Common Stock that relate to such awards will be treated as being issued and outstanding, and such shares of Company Common Stock will be converted to shares of TGC Common Stock pursuant to the preceding paragraph.

The respective Boards of Directors of the Company, Merger Sub and TGC have approved the Merger Agreement. The Board of Directors of the Company has recommended that the Company shareholders approve the Merger Agreement. The Board of Directors of TGC has recommended that TGC shareholders approve (1) the issuance of shares of TGC Common Stock to the shareholders of the Company and (2) amendments to TGC’s certificate of formation to effect the Name Change and the Reverse Stock Split in accordance with the Merger Agreement.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of the Company, Merger Sub or TGC or any of the Company’s shareholders will recognize any gain or loss in the transaction, except that Company shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of TGC Common Stock.

Completion of the Merger is subject to certain customary conditions, including, among other things:

•                  the approval of the Merger Agreement by the holders of at least 66.67% of the outstanding shares of Company Common Stock;

•                  the approval of the amendments to TGC’s certificate of formation to effect the Name Change and the Reverse Stock Split by the holders of at least 66.67% of the outstanding shares of TGC Common Stock;

•                  approval of the issuance of shares of TGC Common Stock in the Merger by the holders of at least a majority of the shares of TGC Common Stock present and voting at a special meeting of the TGC shareholders called to approve the share issuance;

•                  the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•                  the effectiveness of a registration statement on Form S-4 that will be filed by the TGC for the issuance of shares of TGC Common Stock in the Merger and the authorization of the listing of those shares on the Nasdaq Stock Market;

•                  certain officers of the Company and TGC having entered into indemnification agreements with TGC effective as of the Effective Time;

•                  receipt by TGC and the Company of certain third party consents; and

•                  the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to either TGC’s or the Company’s respective businesses.

The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. In addition, the Company and TGC have each agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that each of the Company and TGC will, and each will cause its subsidiaries to, during the period between the date of the Merger Agreement and the Effective Time, conduct its business only in the ordinary course of business consistent with past practice, and that each of the Company and TGC will not engage in certain types of transactions without the consent of the other during such period.

Except as set forth in the Merger Agreement, the Company and TGC have also agreed not to solicit, initiate, approve, endorse, recommend or encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any inquiry or the making or announcement of any proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement also provides for certain termination rights for both the Company and TGC, and further provides that upon any termination of the Merger Agreement under certain circumstances relating to any third party takeover proposal, the party to whom the takeover proposal relates will be obligated to pay the other party, depending on the circumstances, a termination fee of $2.0 million, and may also, under certain circumstances, be required to reimburse the other party for its third party costs and expenses in connection with the proposed Merger, up to a maximum of $1.5 million.

Pursuant to the Merger Agreement, the combined company has agreed to take all necessary actions to cause, as of the Effective Time, its Board of Directors to include Stephen C. Jumper, Craig Cooper, Gary Hoover, Ted North and Mark Vander Ploeg, each of whom is currently a director of the Company (each a “Designated Director”).  Wayne A. Whitener, William Barrett and Dr. Allen McInnes, each of whom is currently a director of TGC (the “Remaining Directors”), will continue to serve as directors of the combined company after the Merger, and all other current directors of TGC and Dawson will resign from such positions as of the Effective Time.  Pursuant to the merger agreement, the combined company will take all necessary action to cause each of the Remaining Directors and the Designated Directors to be nominated for continuing election to the board of directors of the combined company for three years following the Effective Time, other than Mr. Barrett, who will serve on the board of directors of the combined company for one year following the Effective Time.

TGC entered into employment agreements, subject to the consummation of the transactions and effective as of the Effective Time, with each of Stephen C. Jumper, the Company’s President and Chief Executive Officer, to become the Chairman, President and Chief Executive Officer of the combined company, and Wayne A. Whitener, TGC’s current President and Chief Executive Officer, to become the Vice Chairman of the combined company, C. Ray Tobias, the Company’s current Executive Vice President and Chief Operating Officer, to serve in the same capacity for the combined company, James K. Brata, TGC’s current Executive Vice President and Chief Financial Officer, to serve in the same capacity for the combined company, Christina W. Hagan, the Company’s current Executive Vice President, Chief Financial Officer and Secretary, to become the Executive Vice President, Chief Accounting Officer and Secretary of the combined company, James W. Thomas, the Company’s current Executive Vice President and Chief Technology Officer, to serve in the same capacity for the combined company, and Daniel G. Winn, TGC’s current Executive Vice President, to become Senior Vice President of the combined company (collectively, all such officers of the combined company, the “Executive Officers”).  Copies of the employment agreements executed by Mr. Jumper, Mr. Tobias, Ms. Hagan and Mr. Thomas are filed as Exhibits 99.1, 99.2, 99.3 and 99.4.

Each of the Designated Directors, the Remaining Directors and the Executive Officers will enter into an indemnification agreement with the combined company in substantially the same form as the Company has entered into with certain of its current officers and directors, and such form is filed as Exhibit 99.5 to this Current Report on Form 8-K.

In connection with the Merger Agreement, certain officers and directors of TGC who own, in the aggregate, 28.89% of the currently outstanding shares of TGC Common Stock, have agreed to enter into voting agreements with the Company (the “TGC Shareholder Voting Agreements”) in the form filed as Exhibit 99.6 to this Current Report on Form 8-K. Under the TGC Shareholder Voting Agreements, those officers and directors have agreed, among other things, (1) to vote their shares of TGC Common Stock in favor of (A) the issuance of shares of TGC Common Stock in connection with the Merger, and (B) the amendments to the certificate of formation of TGC to effect the Name Change and the Reverse Stock Split, in each case at the special meeting of the TGC shareholders to be held to vote on the share issuance and amendments to TGC’s certificate of formation and (2) not to sell, transfer or gift any of their shares of TGC Common Stock prior to the consummation of the Merger, except under limited circumstances.

Also in connection with the Merger Agreement, certain officers and directors of the Company who own, in the aggregate, 2.40% of the currently outstanding shares of Company Common Stock, have entered into a voting agreement with TGC (the “Dawson Shareholder Voting Agreement”) in the form filed as Exhibit 99.7 to this Current Report on Form 8-K. Under the Dawson Shareholder Voting Agreement, those officers and directors have agreed, among other things, (1) to vote their shares of Company Common Stock in favor of adoption of the Merger Agreement at the special meeting of Company shareholders to be held to vote on the proposed transaction and (2) not to sell, transfer or gift any of their shares of Company Common Stock prior to the consummation of the Merger, except under limited circumstances.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing summary of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, the forms of which are filed as Exhibits 99.6 and 99.7, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, TGC, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or TGC. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TGC’s or the Company’s public disclosures.

Rights Agreement Amendment

On October 8, 2014, the Company entered into a First Amendment (the “Amendment”) to the Rights Agreement dated effective as of July 23, 2009 between the Company and Computershare Inc, successor-in-interest to Mellon Investment Services LLC (the “Rights Agreement”), rendering the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.  In particular, the Amendment provides that (a) neither TGC nor Merger Sub will be deemed to be an Acquiring Person (as defined in the Rights Agreement) and no distribution of rights will occur solely by virtue of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby and (b) the Rights (as defined in the Rights Agreement) will expire at the Effective Time.

A copy of the Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03.  Material Modifications to Rights of Security Holders.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On October 8, 2014, the Company and TGC issued a joint press release regarding the proposed Merger. A copy of the joint press release is filed as Exhibit 99.8 and is incorporated herein by reference.

In addition, the Company and TGC will hold a conference call with analysts and investors to discuss the proposed Merger on Thursday, October 9, 2014, at 9:00 a.m. Eastern time / 8:00 a.m. Central Time. Details as to participating in the call may be found in the press release filed as Exhibit 99.8 hereto. A copy of the materials to be presented at the conference call is filed as Exhibit 99.9 and is incorporated herein by reference.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the Merger Agreement, including the proposed Merger between Merger Sub and the Company and the proposed issuance of TGC Common Stock in the Merger, will, as applicable, be submitted to the shareholders of the Company and TGC for their consideration. TGC will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and TGC that also constitutes a prospectus of TGC. The Company and TGC will mail the joint proxy statement/prospectus to their respective shareholders. The Company and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and TGC will make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (432) 684-3000 or TGC, at (972) 881-1099 or c/o Dennard-Lascar Associates at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

The Company, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and TGC in connection with the proposed transactions. Information about the directors and officers of the Company is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on December 18, 2013. Information about the directors and officers of TGC is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 30, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company caution that statements in this Form 8-K which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s results of operations. These risks include but are not limited to the volatility of oil and natural gas prices; dependence upon energy industry spending; industry competition; reduced utilization; delays, reductions or cancellations of service contracts; high fixed costs of operations and high capital requirements; external factors affecting Dawson’s crews such as weather interruptions and inability to obtain land access rights of way; whether the company enters into turnkey or dayrate contracts; crew productivity; the limited number of clients; credit risk related to clients; and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties with respect to Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2013. Dawson disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

2.1*	—	Agreement and Plan of Merger, dated October 8, 2014, by and among the Company, Merger Sub and TGC

4.1	—	Amendment to Rights Agreement, dated October 8, 2014, between the Company and Computershare Inc

99.1	—	Employment Agreement between Stephen C. Jumper and the Combined Company

99.2	—	Employment Agreement between C. Ray Tobias and the Combined Company

99.3	—	Employment Agreement between Christina W. Hagan and the Combined Company

99.4	—	Employment Agreement between James W. Thomas and the Combined Company

99.5	—	Form of Voting Agreement by and between the Company and the shareholders of TGC signatories thereto

99.6	—	Form of Voting Agreement by and between TGC and the shareholders of the Company signatories thereto

99.7	—	Form of Indemnification Agreement with Directors and Officers of the Combined Company

99.8	—	Joint press release issued by the Company and TGC on October 8, 2014

99.9	—	Investor Presentation, dated October 9, 2014

*                                       The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Dawson Geophysical Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: October 8, 2014	By:	/s/ Stephen C. Jumper
Stephen C. Jumper

Chairman, President and
Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

2.1*	—	Agreement and Plan of Merger, dated October 8, 2014, by and among Dawson Geophysical Company, Riptide Acquisition Corp. and TGC Industries, Inc.

4.1	—	Amendment to Rights Agreement, dated October 8, 2014, between Dawson Geophysical Company and Computershare Inc

99.1	—	Employment Agreement between Stephen C. Jumper and TGC Industries, Inc.

99.2	—	Employment Agreement between C. Ray Tobias and TGC Industries, Inc.

99.3	—	Employment Agreement between Christina W. Hagan and TGC Industries, Inc.

99.4	—	Employment Agreement between James W. Thomas and TGC Industries, Inc.

99.5	—	Form of Voting Agreement by and between Dawson Geophysical Company and the shareholders of TGC Industries, Inc. signatories thereto

99.6	—	Form of Voting Agreement by and between TGC Industries, Inc. and the shareholders of Dawson Geophysical Company signatories thereto

99.7	—	Form of Indemnification Agreement with Directors and Officers

99.8	—	Joint press release issued by Dawson Geophysical Company and TGC Industries, Inc. on October 8, 2014

99.9	—	Investor Presentation, dated October 9, 2014

*                                       The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Dawson Geophysical Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request